                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             CAPITAL HOLDINGS, INC.
             (Exact Name of Registrant as specified in its Charter)

OHIO                                                     34-1588902
(State of Incorporation)                      (IRS Employer Identification No.)

                               5520 MONROE STREET
                              SYLVANIA, OHIO 43560
          (Address of principal executive offices, including zip code)

                    CAPITAL HOLDINGS, INC. STOCK OPTION PLAN
                            (Full Title of the Plan)

                              MR. JOHN S. SZUCH
                              CHAIRMAN AND CEO
                              CAPITAL HOLDINGS, INC.
                              5520 MONROE STREET
                              SYLVANIA, OHIO 43560
                              (419) 885-7379
           (Name , address and telephone number of agent for service)

                                   COPIES TO:
                              EDWIN L. HERBERT, ESQ.
                              WERNER & BLANK CO., L.P.A.
                              7205 WEST CENTRAL AVENUE
                              TOLEDO, OHIO  43617
                              (419) 841-8051

                         CALCUATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed Maximum       Proposed Maximum         Amount of
           Title of Securities                 Amount to be           Offering Price       Aggregate Offering      Registration
            to be Registered                   Registered(1)           per Share(2)             Price(2)                Fee
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value                        86,541                  $11.00               $951,951.00            $265.00


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock, no par value ("Common Stock"), of Capital Holdings, Inc. (the "Company" or "Registrant") registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, ("Securities Act"), based upon the price at which options awarded under the Capital Holdings, Inc. Stock Option Plan may be exercised.



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                                     PART II



ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

         (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (a) above.

         (c) The description of the Common Stock of the Company contained in the Company's registration statement on Form 8-A filed on April 30, 1993.

         (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.


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         The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful. Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of (a) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent, that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets.

         In addition, Section 1701.13(E) requires a corporation to pay any expenses, including attorney's fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (1) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (2) reasonably cooperate with the corporation concerning the action, suit, or proceeding. The indemnification provided by
Section 1701.13(E) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or code of regulations of Registrant.

         The Articles of Incorporation of Registrant provide that it has the power to indemnify each director and each officer of Registrant, and each person employed by it who serves at its written request as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, to the full extent permitted by Ohio law. The Registrant's Articles of Incorporation provide that it shall indemnify its directors for monetary damages resulting from breach of a fiduciary duty as director, with the exception of liability for breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends, or transactions involving an improper personal benefit.

         Registrant carries directors' and officers' liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

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ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

            Number         Exhibit

             4.1*          Articles of Incorporation of Capital Holdings, Inc.

             4.2** Amendment to Articles of Incorporation of Capital Holdings, Inc.

             5 Opinion of Werner & Blank Co., L.P.A. as to the legality of the securities

            23.1           Consent of Werner & Blank Co., L.P.A.
                           (contained in the opinion included as Exhibit 5)

            23.2           Consent of Ernst & Young LLP

            24             Power of Attorney


* Incorporated by reference to the Registrant's filing on Form S-1 (File No. 33-46573) Registration Statement, as amended.

** Incorporated by reference to the Registrant's filing on Form S-3 (File No.
   333-85837) Registration Statement, as amended.

ITEM 9.    UNDERTAKINGS

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      Provided, however, that Paragraph (a)(l)(i) and (a)(l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement


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           (2)  That, for the purpose of determining any liability under the
                Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
           Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylvania, State of Ohio, on November 12,1999.

                                   By:   /s/ John S. Szuch
                                      ------------------------------------------
                                            John S. Szuch
                                            Chairman and Chief Executive Officer
                                            (Duly Authorized Representative)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                                 TITLE                                   DATE
     ---------                                 -----                                   ----
  /s/ John S. Szuch
  -----------------
    John S. Szuch                  Chairman of the Board of Directors,            November 12, 1999
                                  Chief Executive Officer and Director
                                     (Principal Executive Officer)
  /s/ David L. Mead
  ------------------
    David L. Mead                       Senior Vice President and                 November 12, 1999
                                         Chief Financial Officer
                                   (Principal Financial and Accounting
/s/ Robert A. Sullivan                          Officer)
----------------------
  Robert A. Sullivan               President, Chief Operating Officer,            November 12, 1999
                                           Secretary and Director

   /s/ Bruce K. Lee
---------------------------
      Bruce K. Lee                Executive Vice President and Director           November 12, 1999


Directors*
George A. Isaac, III
W. Geoffrey Lyden, III
James D. Sayre
James M. Appold
David P. Bennett
Yale M. Feniger
Harley J. Kripke
Thomas W. Noe
Michael C. Landin
Ronald R. Langenderfer
Noel S. Romanoff
Scott J. Savage

* for each of the above directors pursuant to power of attorney filed with this Registration Statement.

By:  /s/ John S. Szuch                                   November 12, 1999
     -----------------------------------                 -----------------
        (pursuant to power of attorney)                  Date





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                                  EXHIBIT INDEX




         4.1*              Articles of Incorporation of Registrant

         4.2**             Amendment to Articles of Incorporation of Registrant

         5 Opinion of Werner & Blank Co., L.P.A. as to validity of securities registered

        23.1 Consent of Werner & Blank Co., L.P.A., regarding opinion (contained in Exhibit 5)

        23.2 Consent of Ernst & Young LLP, independent auditors for the Registrant

        24                 Power of Attorney


* Incorporated by reference to the Registrant's filing on Form S-1 (File No. 33-46573) Registration Statement, as amended.

**Incorporated by reference to the Registrant's filing on Form S-3 (File No.
  333-85837) Registration Statement, as amended.